Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors Mazor Robotics Ltd.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Auditors” included herein in Item 1C.

As discussed in Note 2B to the financial statements, the Company determined that in September 2012 its functional currency had changed from New Israel Shekel to the U.S. dollar.

/s/ Somekh Chaikin
Somekh Chaikin
Certified Public Accountants (Israel)
Member firm of KPMG International

Haifa, Israel
May 10, 2013